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                                                                       EXHIBIT 5


                        ROBINSON, BRADSHAW & HINSON, P.A.
                                ATTORNEYS AT LAW

                                                        SOUTH CAROLINA OFFICE
101 NORTH TRYON STREET, SUITE 1900                      THE GUARDIAN BUILDING
 CHARLOTTE, NORTH CAROLINA 28246                      ONE LAW PLACE - SUITE 600
    TELEPHONE (704) 377-2536                              P.O. DRAWER 12070
       FAX (704) 378-4000                              ROCK HILL, S.C. 29731
                                                      TELEPHONE (803) 325-2900
                                                         FAX (803) 325-2929



                                  May 12, 1999



Applied Analytical Industries, Inc.
5051 New Centre Drive
Wilmington, North Carolina  28403

Attention:  R. Forrest Waldon

         Re: Registration Statement on Form S-8 for Applied Analytical Industries, Inc. 1997 Stock Option Plan

Ladies and Gentlemen:

          We have served as counsel to Applied Analytical Industries, Inc., a Delaware corporation (the "Company") in connection with the preparation by the Company of a registration statement on Form S-8 (the "Registration Statement") for filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offer and sale of up to 1,158,000 shares of the Company's common stock, $.001 par value per share (the "Shares"), to be issued pursuant to the Applied Analytical Industries, Inc. 1997 Stock Option Plan (the "Plan"), and the related options granted thereunder.

          We have examined the Plan, the Restated Certificate of Incorporation filed with the Office of the Secretary of State of the State of Delaware on September 20, 1996 (the "Charter") and the Restated By-laws of the Company (the "Bylaws"), and such other corporate and other documents and records and certificates of public officials we have deemed necessary in order to enable us to render this opinion.

          We have assumed (i) the authority and genuineness of all signatures,
(ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.

          Based upon the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

         (i) The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware; and
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Applied Analytical Industries, Inc.
May 12, 1999
Page 2
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         (ii)     The Shares, if and when originally issued and sold by the
                  Company pursuant to the terms and conditions of the Plan, will be legally issued, fully paid and non-assessable, and will represent validly authorized and outstanding shares of the common stock of the Company.

         We have assumed that the Company and those officers and employees that may receive options to purchase Shares under the Plan will have complied with the relevant requirements of the Plan and that all prescribed filings with regulatory authorities, including any stock exchanges having jurisdiction, will be effected in accordance with their respective requirements and that the approvals of such regulatory authorities, including any stock exchanges having jurisdiction, will have been granted prior to the issuance of any of the Shares.

         The opinions expressed herein are contingent upon the Registration Statement, as amended, becoming effective under the Securities Act of 1933 and the Charter and Bylaws not being further amended prior to the issuance of the Shares.

         The foregoing opinions are limited to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other state or jurisdiction.

         We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,

                                ROBINSON, BRADSHAW & HINSON, P.A.


                                /s/ Robinson, Bradshaw & Hinson, P.A.